Exhibit 99.1

CVS AND CAREMARK TO FORM PREMIER PHARMACY

SERVICES COMPANY IN MERGER OF EQUALS

Combination Will Enable Employers and Health Plans to Better Manage Costs While

Improving Health Outcomes

Consumers Will Benefit from Enhanced Services, Unparalleled Access and Greater Choice

Merger Expected to Create Powerful Cash Flow Generator with Significant Near-Term Synergy Opportunities

Nashville, TN and Woonsocket, RI, November 1, 2006 – Caremark Rx, Inc. (NYSE: CMX) and CVS Corporation (NYSE: CVS) today announced that they have entered into a definitive merger agreement to create the nation’s premier integrated pharmacy services provider, combining one of the nation’s leading pharmaceutical services companies with the largest pharmacy chain. Under the terms of the agreement, which is a merger of equals, Caremark shareholders will receive 1.67 shares of CVS for each share of Caremark. The exchange ratio was determined by the parties based on an average of the closing prices of the two companies over a mutually agreed trading period before signing.

The merger is expected to create significant benefits for employers and health plans through more effective cost management and innovative new programs, and for consumers through expanded choice, unparalleled access, and more personalized services. It is also expected to drive substantial value for shareholders through a number of benefits anticipated from the combination. These anticipated benefits include increased competitive strength, the ability to achieve significant synergies from the combination, accretion to earnings in the first full year, powerful cash flow generation opportunity, and a platform from which to accelerate growth. The combined business is expected to fill or manage over one billion prescriptions per year. The new company will be called CVS/Caremark Corporation and be headquartered in Woonsocket, Rhode Island. The new pharmacy services business, including the combined pharmacy benefits management (PBM), specialty pharmacy, and disease management businesses, will be headquartered in Nashville, Tennessee. Combined projected revenues for CVS and Caremark for 2006 are estimated to be approximately $75 billion, after adjusting for inter-company transactions.

“Combining Caremark’s expertise in serving employers and health plans with CVS’s expertise in serving consumers will create a powerful force for change in pharmacy services,” said Mac Crawford, Chairman, CEO and President of Caremark. ”Caremark has been focusing on moving our services closer to the consumer as the consumer is being asked to become more involved in their own healthcare decisions through changes in plan designs, the adoption of consumer directed plans and, of course, the introduction of Medicare Part D. This merger creates a significant platform to address the needs of both payors and consumers by providing high-quality, cost-effective services in a manner that is convenient, flexible and easy for the consumer to navigate and understand.”

“This merger is a logical evolution for CVS, Caremark and the entire pharmacy industry,” said Tom Ryan, Chairman, President and CEO of CVS. “Over the past year, Mac and I have developed a shared view of where the healthcare market needs to go and how we can work together to get there first. Employers and health plans want to control costs, but also want their plan members to have access to a full range of integrated pharmacy services. Consumers of prescription drugs demand convenience and want to get more for their healthcare dollar. Together, CVS and Caremark will help manage the costs and complexities of the U.S. healthcare system, offering unparalleled access and driving superior healthcare outcomes, enhancing value for employers, health plans and consumers.”

Merger Combines Two Industry Leaders and Addresses Trends Driving Growth in Pharmacy Services Industry

This transaction addresses the rapidly changing dynamics of today’s healthcare delivery system. Healthcare is becoming more consumer-centric as the U.S. healthcare system strains to manage growing costs and employers shift more responsibility for managing costs to employees. An aging population, increasing incidence of chronic disease and increasing utilization of the Medicare drug benefit is fueling demand for prescriptions and pharmacy services. Cost-effective generic drugs are becoming more widely available and new drug therapies to treat unmet healthcare needs and reduce hospital stays are being introduced. Consumers need medication management programs and better information to help them get the most out of their healthcare dollars. CVS/Caremark will be uniquely positioned to provide solutions that address these trends and will greatly improve the pharmacy services experience for consumers.

The combined company will drive value for pharmacy services customers through an enhanced ability to assist and provide actionable information to plan participants and more effectively manage pharmacy cost trends. CVS/Caremark will have the opportunity to improve clinical outcomes, resulting in better control over healthcare costs for employers and health plans. CVS/Caremark also will be well positioned to offer broader disease management, health assessment and wellness services to help plan participants manage and protect against potential health risks and avoid future health costs.

Caremark, one of the nation’s leading pharmaceutical services companies, provides comprehensive prescription benefit management services to over 2,000 health plans, including corporations, managed care organizations, insurance companies, unions and government entities. Its SilverScript subsidiary is one of the top ten Prescription Drug Plans in the country, serving beneficiaries of Medicare Part D. Caremark operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, and nine call centers, which have been recognized for customer satisfaction excellence by J.D. Power & Associates. Caremark also has 21 specialty pharmacies accredited by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO), and 21 disease management programs through Accordant® accredited by the National Committee for Quality Assurance.

CVS operates the nation’s largest retail pharmacy chain, with approximately 6,200 stores across 43 states, as well as a $3 billion wholly owned PBM and specialty pharmacy subsidiary. CVS generates over 70% of its revenue from the pharmacy business. Prescription Pathways, a joint venture between PharmaCare and Universal American Financial Corp., is one of the top ten Prescription Drug Plans in the country, serving beneficiaries of Medicare Part D. CVS also provides healthcare services through its MinuteClinic subsidiary, which operates over 105 healthcare clinics, 87 of which are located within CVS pharmacy stores. MinuteClinic was the first and remains the only retail-based clinic company to receive accreditation from the JCAHO.

The merger combines CVS’s PBM, PharmaCare, with Caremark. PharmaCare operates 51 retail specialty pharmacies and four mail-order pharmacies. CVS/Caremark will create the premier specialty pharmacy company in the country, with unmatched capabilities in this area. Additionally, PharmaCare, which has a history of serving small employers, increases Caremark’s access to this customer channel, enabling the combined company to compete more effectively in this industry sector.

Together, CVS/Caremark will have more than 180,000 employees, including more than 21,000 pharmacists and nurse practitioners. The vast majority of Caremark’s and CVS’s 2005 revenues were derived from pharmacy-related activities.

Substantial Benefits to Stockholders

The stock-for-stock transaction offers significant benefits for shareholders by combining two financially strong leaders in their respective industries.

Substantial operating synergies of approximately $400 million are expected to be realized through increased purchasing scale and operating efficiencies.

The companies expect the combination to be accretive in the first full year after close. The combined company is expected to be a powerful cash flow generator, which will fuel the long-term growth of CVS/Caremark.

Transaction Highlights

Under the terms of the agreement, which is a merger of equals, Caremark shareholders will receive 1.67 shares of CVS for each share of Caremark. The exchange ratio approximates the 90-day average ratio of the two companies’ closing stock prices.

On a pro forma basis, CVS stockholders will own 54.5% of the combined company and Caremark stockholders will own 45.5%. The board of directors of the new company will be split evenly between Caremark and CVS. Mac Crawford will become Chairman of CVS/Caremark and Tom Ryan will become President and Chief Executive Officer. CVS Chief Financial Officer David Rickard will be Chief Financial Officer of CVS/Caremark and Caremark Senior Executive Vice President and Chief Operating Officer Howard McLure will become President of Caremark pharmacy services business.

The transaction will be subject to stockholder approvals from both companies as well as customary regulatory approvals, including antitrust review in the U.S. under the Hart-Scott-Rodino statute pre-merger notification. The companies expect the transaction to close in six to twelve months.

The combined company’s ordinary shares will trade on the NYSE under the symbol “CVS”.

Caremark’s financial advisors on the transaction were J.P. Morgan Securities, Inc. and UBS Securities LLC, and its lawyers were King & Spalding LLP for general legal matters and Jones Day LLP on regulatory matters. CVS received its investment banking advice from Evercore Group, L.L.C. and Lehman Brothers Inc., and it was advised on general legal matters by Davis Polk & Wardwell and on regulatory matters by Mintz Levin Cohn Ferris Glovsky and Popeo P.C.

Joint Investor/Analyst Conference Call

CVS and Caremark will host a conference call with the financial community today, November 1, 2006, at 4:30 p.m. ET. To access the call, please dial (888) 243-1152 (international: 973-582-2868) and enter code 8074379. A replay of the conference call will be available as soon as practicable following the end of the call until November 9, 2006 at midnight ET. To access the rebroadcast, please dial (877) 519-4471 (international callers: 973-341-3080) and enter code 8074379. In addition, a audio web cast of the call will be available live and will be archived on the investor relations portions of both company’s web sites.

B-Roll and Satellite Uplink Information

A b-roll package for broadcasters will be fed via satellite today at the following time. For satellite problems or inquiries, please call Medialink Satellite Operations Line at (212) 812-7134. For hard copy tape requests, please contact Robb Malin at (917) 862-0274.

FEED DATE:	WEDNESDAY NOVEMBER 1, 2006

FEED TIME:	3:30 – 4:00 PM ET (DEDICATED)

COORDINATES:	C-BAND: AMC 3 /TRANSPONDER 05 /

AUDIO 6.2 & 6.8 / DOWNLINK: 3800 (H)

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about CVS and Caremark. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to CVS or Caremark, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any of those statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of CVS and Caremark, including macroeconomic condition and general industry conditions such as the competitive environment for retail pharmacy and pharmacy benefit management companies, regulatory and litigation matters and risks, legislative developments, changes in tax and other laws and the effect of changes in general economic conditions, the risk that a condition to closing of the transaction may not be satisfied, the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated and other risks to consummation of the transaction. The actual results or performance by CVS or Caremark, and issues relating to the transaction, could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of CVS or Caremark, the combined company or the transaction.

Important Information for Investors and Stockholders

CVS and Caremark will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. CVS and Caremark urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed by either party with the SEC because they will contain important information.

Investors and stockholders will be able to obtain the joint proxy statement / prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by CVS will be available free of charge on the investor relations portion of the CVS website at http://investor.cvs.com. Documents filed with the SEC by Caremark will be available free of charge on the investor relations portion of the Caremark website at www.caremark.com.

CVS, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CVS in connection with the merger. A description of the interests of CVS’s directors and executive officers in CVS is set forth in the proxy statement for CVS’s 2006 annual meeting of stockholders, which was filed with the SEC on March 24, 2006. Caremark, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger. A description of the interests of Caremark’s directors and executive officers in Caremark is set forth in the proxy statement for Caremark’s 2006 annual meeting of stockholders, which was filed with the SEC on April 7, 2006.

If and to the extent that any of the Caremark or CVS participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of CVS’s and Caremark’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus when it becomes available.

Contacts:

For CVS

Investor Relations: Nancy Christal/Michael McGuire, (914) 722-4704

Media Relations: Eileen Howard Dunn/Carolyn Castel, (401) 770-5717

For Caremark

Investor Relations: Craig Hartman, (615) 743-6653

Media Relations: Robert Mead/Nina Devlin, Brunswick Group, (212) 333-3810

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